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                                                                 Exhibit 10.11.1


                                    ANNEX A

                        SUBORDINATION OF PARTNER PAYMENT
          SUPPORT ADVANCES TO MOA/SERVICE AGREEMENT OBLIGATIONS TO GE
          -----------------------------------------------------------


Section 1.     Obligations for Partner Payment Support Advances Subordinated
               -------------------------------------------------------------
               to MOA/Service Agreement Obligations to GE
               ------------------------------------------

          Notwithstanding any other provision of the Agreement or the Participating Partner Notes issued pursuant thereto, Primestar covenants and agrees, and each Participating Partner and each other holder of any Subordinated Obligations, by its acceptance thereof, likewise covenants and agrees that, to the extent and in the manner hereinafter set forth in this Annex, the Subordinated Obligations are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Obligations (including Accrued Bankruptcy Interest).

          For purposes of this Annex, the Senior Obligations shall not be deemed to have been paid in full until all commitments and obligations of GE to provide transponder services the payment for which would be Senior Obligations shall have terminated and GE shall have received payment of all Senior Obligations.

Section 2.     Payment Over of Proceeds Upon Dissolution, Etc.
               -----------------------------------------------

          Except as otherwise provided in Section 7 and Section 8 hereof, in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, arrangement, relief, reorganization or other similar case or proceeding in connection therewith, relative to Primestar or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution, reorganization, arrangement, adjustment, protection, relief, composition or winding up of Primestar or its debts, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of Primestar, then and in any such event the Holder of Senior Obligations shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Obligations before any direct or indirect payment or distribution may be made on or in respect of the Subordinated Obligations, and to that end the Holders of Senior Obligations shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of any Subordinated Obligations in any such case, proceeding, dissolution,
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liquidation, reorganization, winding up or other event.

Section 3.     Restrictions on Certain Payments Until Completion of Wellness
               -------------------------------------------------------------
               Period
               ------

          Except as otherwise provided in Section 7 and Section 8 hereof, in the event that there shall occur a Letter of Credit Payment Draw or a withdrawal from the GE Collateral Account for the purpose of funding a payment to GE under the MOA or Service Agreement, in either case in accordance with the terms of the LC Addendum, thereafter no direct or indirect payment or distribution may be made on or in respect of any Subordinated Obligations until there shall have occurred subsequent to the last such draw or withdrawal a period of 120 consecutive days during which Primestar shall have paid in the ordinary course of business all amounts due and owing by Primestar to all payees (including all payments to GE under the MOA or Service Agreement but excluding payments on Subordinated Obligations) which, in the ordinary course of business, would be paid during such 120-day period.

Section 4.     Payment Over of Certain Amounts
               -------------------------------

          In the event that, notwithstanding the provisions of Sections 2 and 3, any holder of any Subordinated Obligations shall have received any payment or distribution of any kind or character in respect of the Subordinated Obligations at a time when such payment or distribution was prohibited by the provision of Sections 2 and 3, then such payment or distribution shall be received and held in trust for the benefit of and shall be immediately paid over to or for the account of the Holders of Senior Obligations or their respective agents or representatives (pro rata on the basis of the respective amount of Senior Obligations held or represented by them) for application to or to be held as collateral for the payment of all Senior Obligations until all Senior Obligations due shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to or for any Holder of Senior Obligations; provided that, at such time as such payment or distribution would no longer be prohibited hereunder, pursuant to the terms of Section 3, 7, 8 or otherwise, any amount so held as collateral at such time shall be immediately paid over to the appropriate holder or holders of Subordinated Obligations.

Section 5.     No Waiver of Subordination Provisions
               -------------------------------------

          No right of any present or future Holder of any Senior Obligations to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Primestar or by any act or failure to act, in good faith, by any such Holder, or any non-compliance

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by Primestar with the terms, provisions and covenants of the
Agreement, the Participating Partner Notes issued pursuant thereto or this Annex, regardless of any knowledge thereof any such Holder may have or be otherwise charged with.

          Without in any way limiting the generality of the foregoing paragraph, any Holders of Senior Obligations may, at any time and from time to time, without the consent of or notice to any Participating Partner or any other holder of Subordinated Obligations, without incurring responsibility to any Participating Partner or any other holder of Subordinated Obligations and without impairing or releasing the subordination provided in this Annex or the obligations hereunder of any Participating Partner or any other holder of Subordinated Obligations to the Holders of Senior Obligations, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, restructure or alter, Senior Obligations, or otherwise amend or supplement in any manner Senior Obligations or any instrument evidencing the same or any agreement under which Senior Obligations are outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Obligations; (c) release any Persons liable in any manner for the collection of Senior Obligations; and (d) exercise or refrain from exercising any rights against Primestar and any other Person. The terms of this Section 5 shall not be construed to permit any Holder of Senior Obligations to take any action which it is prohibited from taking under the terms of the LC Addendum, the Partnership Agreement or the Agreement, as any thereof may be amended from time to time.

Section 6.     Survival of Subordination Terms
               -------------------------------

          The provision of this Annex shall be effective or be reinstated, as the case may be, if at any time any payment of any Senior Obligations is rescinded or must otherwise be returned by any Holder of Senior Obligations upon the insolvency, bankruptcy or reorganization of Primestar or otherwise, all as though such payment had not been made.

Section 7.     Limitation on Applicability of Subordination Terms
               --------------------------------------------------

          Any provision of this Annex to the contrary notwithstanding, the provisions of this Annex shall not apply to and shall not restrict in any manner or to any extent any direct or indirect payment or distribution on or in respect of Subordinated Obligations (a) in an amount which, when added to the amount of all other payments and distributions permitted pursuant to this Section 7(a), does not exceed the aggregate amount remitted to Primestar and its designees pursuant to Section 2(A)(i)(a) or Section 2(B)(i)(a) of the Agreement and

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required by such Sections to be applied to payments on Non-Recourse Advances
(including payments deemed to be made by Primestar pursuant to the proviso at the end of either of such Sections), or (b) in an amount which, when added to the amount of all other payments and distributions permitted pursuant to this
Section 7(b), does not exceed the aggregate amount of Optional Letters of Credit provided to GE (under Article 3B of the LC Addendum) at or prior to the time of such payment or distribution.

Section 8.     Termination of Subordination Terms When Senior Obligations
               ----------------------------------------------------------
               Fully Covered by LC's and/or Cash
               ---------------------------------

          Subject to reinstatement as provided in Section 6, the provisions of this Annex shall terminate and cease to be effective at any time that the aggregate amount of the Available Cash Collateral Amount and the Available Letter of Credit Amount (as each such term is defined in the LC Addendum) equals or exceeds the aggregate amount of monthly service fee payments at such time scheduled to be made to GE over the remaining term of the MOA or Service Agreement, as applicable.

Section 9.     Definitions
               -----------

          Capitalized terms used in and not defined in this Annex shall have the meanings assigned in or pursuant to the Agreement to which this Annex is attached. As used in this Annex, the following words and terms shall have the following meanings, respectively, unless the context shall otherwise clearly require:

          "Accrued Bankruptcy Interest" means interest accruing subsequent to any case or proceeding or dissolution, liquidation, reorganization, winding up or other event referred to in Section 2(a), (b) or (c), in accordance with and at the rate (including any rate applicable upon default) specified in the instrument or agreement evidencing or governing the applicable Senior Obligations, whether or not the claim for such interest is allowed as a claim in connection with such case or proceeding or dissolution, liquidation, reorganization, winding up or other event.

          "Holder" means GE American Communications, Inc. and its successors and assigns.

          "Partner Payment Support Advances" means and includes all advances made or deemed to have been made by the Participating Partners or any of them to Primestar as provided in Section 2 or Section 3 of the Agreement.

          "Subordinated Obligations" means all obligations of

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Primestar now or hereafter existing with respect to the principal of, interest on, and all fees, costs, expenses and other amounts payable in respect of, all Partner Payment Support Advances and all Participating Partner Notes and all other notes and other documents, instruments and agreements executed by Primestar in connection therewith, as the same may from time to time be amended, extended, supplemented, restated, or otherwise modified, and all other documents, instruments and agreements pursuant to which such obligations may be refinanced, renewed or refunded by the Participating Partners, as such other documents, instruments and agreements may from time to time be amended, extended, supplemented, restated, or otherwise modified.

          "Senior Obligations" means all obligations of Primestar now or hereafter existing to make any payment of any kind or character (including Accrued Bankruptcy Interest, if any) to GE, or to its successors or assigns, under the terms of the MOA as in effect (including such terms relating to the End-of-Life Option, if and when exercised) on the date of the Agreement to which this Annex is attached (the "Original MOA") and the terms of the Service Agreement to the extent, but only to the extent, that such terms give effect to the terms of the Original MOA.

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